UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 21, 2015

SELECT INCOME REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-35442	45-4071747
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8303

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “SIR,” “we,” “us” or “our” refer to Select Income REIT.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On January 27, 2015, SIR held a special meeting of its shareholders at which shareholders were asked to consider and vote upon the following proposals:

1.                                      Approval of the issuance of common shares of beneficial interest of SIR pursuant to the Agreement and Plan of Merger, dated as of August 30, 2014, as it may be amended from time to time, by and among SIR, SC Merger Sub LLC and Cole Corporate Income Trust, Inc.; we refer to such proposal as the SIR Share Issuance Proposal; and

2.                                      Approval of the adjournment of the special meeting of shareholders of SIR to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve such share issuance; we refer to such proposal as the SIR Adjournment Proposal.

Each of the foregoing proposals is described in detail in the joint proxy statement/prospectus filed by SIR with the Securities and Exchange Commission on December 23, 2014.

For each of the foregoing proposals, a quorum was present. According to the report of the inspector, the SIR Share Issuance Proposal and SIR Adjournment Proposal were each approved by SIR’s shareholders. The voting results for each proposal are as follows:

SIR Share Issuance Proposal

For	Against	Abstain	Broker Non-Votes
33,454,218	14,123,276	1,095,717	0

SIR Adjournment Proposal

For	Against	Abstain	Broker Non-Votes
33,735,724	13,839,282	1,098,205	0

The results reported above are final voting results.

No other proposals were submitted to a vote at the special meeting.

Item 8.01.  Other Events.

Letter Agreement to Credit Agreement

On January 21, 2015, we entered into a letter agreement with lenders under our Credit Agreement, dated as of January 9, 2015, or the Credit Agreement, to agree to certain clarifications regarding the calculation of total asset value and unencumbered asset value used in the determination of certain financial covenants under the Credit Agreement

The foregoing description of the letter agreement is not complete and is subject to and qualified in its entirety by reference to the letter agreement, a copy of which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

Press Release

On January 27, 2015, SIR issued a press release announcing the results of the special meeting of shareholders held on the same day. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

10.1                        Letter Agreement, dated as of January 21, 2015, among Select Income REIT, Wells Fargo Bank, National Association, as Administrative Agent, and each of the other financial institutions initially a signatory thereto, with respect to the Credit Agreement, dated as of January 9, 2015, among Select Income REIT, Wells Fargo Bank, National Association, as Administrative Agent, and each of the other financial institutions initially a signatory thereto.

99.1                        Press Release dated January 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT INCOME REIT

	By:	/s/ John C. Popeo
	Name:	John C. Popeo
	Title:	Treasurer and Chief Financial Officer
Date: January 27, 2015